UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

March 20, 2011

SWS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19483	75-2040825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street, Suite 3500

Dallas, Texas 75270

(Address of principal executive offices and zip code)

(214) 859-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement.

On March 20, 2011, SWS Group, Inc. (the “Company”) entered into a Funding Agreement with Hilltop Holdings Inc. (“Hilltop”), Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P. (together, “Oak Hill” and, collectively with Hilltop, the “Investors”), firms which have extensive experience in the financial services sector. Pursuant to the Funding Agreement, and once all necessary regulatory and stockholder approvals are obtained, the Company will enter into a Credit Agreement with the Investors that provides for a five-year unsecured term loan of $100 million in the aggregate. Under the Credit Agreement, 80% of the loan proceeds will be contributed to Southwest Securities, FSB, the Company’s banking subsidiary, unless otherwise agreed by the Investors. The Company will pay interest on the term loan at 8% per year and will be able to prepay all or a portion of the loans under certain circumstances after three years.

In connection with the Funding Agreement and the loans made by the Investors under the Credit Agreement, once stockholder and regulatory approvals are obtained, the Company will issue to each Investor a warrant to purchase up to 8,695,652 shares of common stock of the Company, representing approximately a 17% equity interest in the Company. The warrants are exercisable for five years, but will expire to the extent that the Company makes prepayments on the loans and the Investors do not promptly exercise a corresponding portion of the warrants. To the extent that the exercise of a warrant by a holder would cause the holder to be deemed to control the Company, the Company will issue the holder newly issued non-voting Series A Preferred Stock (the “Series A Preferred Stock”). Subject to applicable regulations, in limited circumstances, shares of Series A Preferred Stock will be convertible into shares of common stock.

The Company also will enter into an Investor Rights Agreement with the Investors to provide the Investors with certain rights with respect to the common stock that may be issued upon the exercise of the warrants or upon the conversion of the Series A Preferred Stock if a holder exercises the warrants for shares of Series A Preferred Stock instead of common stock. Pursuant to the Investor Rights Agreement, each Investor will be granted the right to designate one representative to the Company’s Board of Directors for so long as that Investor continues to beneficially own 9.9% of the Company’s outstanding common stock. In addition, each Investor will be granted the right to appoint an observer to attend all meetings of the Board of Directors for so long as that Investor continues to beneficially own 4.9% of the Company’s outstanding common stock. The Investors will also be granted certain preemptive rights and registration rights.

Prior to the earlier of the closing or termination of the Funding Agreement, the Company and its subsidiaries cannot solicit, negotiate, recommend, accept or provide any non-public information in connection with any alternative transaction proposal received from a third party. However, prior to the receipt of the approval of the Company’s stockholders, if the Company receives an unsolicited written alternative transaction proposal that did not result from the Company violating its non-solicitation obligations and the Company determines such proposal is reasonably expected to lead to a superior proposal, the Company may, prior to the receipt of stockholder approval, engage in discussions or negotiations with, and furnish nonpublic information to, the party making such written alternative transaction proposal, but only if and to the extent the Company’s Board of Directors concludes that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties.

If the Funding Agreement is terminated due to the Board of Directors changing its recommendation or publicly approving or recommending any alternative transaction proposal, the Company will be required to pay the Investors a termination fee of $3,500,000. The Company will also be required to pay the termination fee (less the $250,000 reimbursement amount described below, if already paid) to the Investors in the event that (a) the Funding Agreement is terminated by either party because the funding does not occur within six months (which may be extended to nine months at the option of the Investors in order to obtain regulatory approval), or by the Investors because stockholder approval is not obtained or because the Company breaches a representation, warranty or covenant and certain conditions to closing are not met, (b) prior to such termination, an alternative transaction proposal was made to the Company or made public, and (c) within twelve months of the termination, the Company enters into any an agreement with respect to or completes any alternative transaction. With certain exceptions, if the Funding Agreement is terminated by the Investors because stockholder consent is not obtained, because the Company beaches any representation, warranty or covenant and certain conditions to closing are not satisfied, or because any conditions to closing are not capable of being satisfied, then the Company will be required to pay the Investors a reimbursement amount of $250,000.

Under the NYSE listing standards, the Company must solicit the vote of its stockholders prior to the issuance of the warrants (and the common stock issuable upon exercise of the warrants) because the warrants will be exercisable for common stock equal to or in excess of 20% of the number of shares of common stock outstanding.

The Company will fill a preliminary proxy statement regarding the transactions described above and the related special meeting of stockholders with the SEC within 15 days of entering into the Funding Agreement. Stockholders of the Company are urged to read the proxy statement when it becomes available, as well as other documents filed with the SEC, because they will contain important information. The final proxy statement will be mailed to stockholders of the Company. Investors and stockholders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov, or by contacting the Company at (214) 859-1800. The Company and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information concerning the Company’s executive officers and directors is set forth in its definitive proxy statement filed with the SEC on October 8, 2010. Additional information regarding the interests of participants of the Company in the solicitation of proxies in respect of the transaction will be included in the above-referenced proxy statement when it becomes available. You can obtain free copies of these documents from the Company using the contact information above.

The descriptions of the Funding Agreement, Credit Agreement, warrants, Series A Preferred Stock, and Investor Rights Agreement are qualified in their entirety to reference to the exhibits attached to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of Registrant.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 hereof is incorporated herein by reference. The warrants to be issued and sold in the transaction described in Item 1.01 will be sold in a private placement under Rule 4(2) of the Securities Act of 1933, as amended.

Item 7.01 Regulation FD Disclosure.

On March 21, 2011, the Company released a press release announcing the transactions described in Item 1.01 hereof. A copy of the March 21 press release is attached as Exhibit 99.1.

This information in this Item 7.01 and in Exhibit 99.1 hereto is being furnished, and shall not be deemed to be “filed”, with the SEC. The information in Exhibit 99.1 shall not be incorporated by reference into any filing of the registrant with the SEC, whether made before or after the date hereof, regardless of any general incorporation language in such filings.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 3.1	Form of Certificate of Designations of Non-Voting Perpetual Participating Preferred Stock, Series A of SWS Group, Inc.

Exhibit 4.1	Form of Warrant

Exhibit 4.2	Form of Investor Rights Agreement

Exhibit 10.1	Funding Agreement dated as of March 20, 2011 among SWS Group, Inc., Hilltop Holdings Inc., Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P.

Exhibit 10.2	Form of Credit Agreement

Exhibit 99.1	Press Release of SWS Group, Inc. dated March 21, 2011.

Exhibit 99.2	Letter to Employees of SWS Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWS GROUP, INC.

Date: March 21, 2011	By:	/s/ Stacy M. Hodges
Stacy M. Hodges
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 3.1	Form of Certificate of Designations of Non-Voting Perpetual Participating Preferred Stock, Series A of SWS Group, Inc.

Exhibit 4.1	Form of Warrant

Exhibit 4.2	Form of Investor Rights Agreement

Exhibit 10.1	Funding Agreement dated as of March 20, 2011 among SWS Group, Inc., Hilltop Holdings Inc., Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management Partners III, L.P.

Exhibit 10.2	Form of Credit Agreement

Exhibit 99.1	Press Release of SWS Group, Inc. dated March 21, 2011.

Exhibit 99.2	Letter to Employees of SWS Group, Inc.